UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2008 (June 24, 2008)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders held on June 24, 2008, the stockholders of Allos Therapeutics, Inc. (sometimes referred to herein as the “Company”, “we”, “us”, or “our”) approved the Allos Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”).  The following description of the 2008 Plan and the related forms of option agreement and restricted stock award agreement is qualified in its entirety by reference to the 2008 Plan, form of option agreement and form of restricted stock award agreement, which are included herein as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Description of the 2008 Plan. The 2008 Plan authorizes the issuance of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and forms of equity compensation, which may be granted to employees, directors and consultants. Only employees may receive incentive stock options. The 2008 Plan succeeds and continues the Company’s 2006 Inducement Award Plan, 2002 Broad Based Equity Incentive Plan, and 2000 Stock Incentive Compensation Plan (the “Prior Plans”).  As of June 24, 2008, no additional stock awards will be granted under the Prior Plans and all outstanding stock awards granted under the Prior Plans are deemed to be stock awards granted under the 2008 Plan (but remain subject to the terms of the Prior Plans with respect to which they were originally granted).

Share Reserve. 12,550,843 shares of the Company’s common stock may be issued pursuant to stock awards granted under the 2008 Plan, provided that all stock awards granted after the June 24, 2008 effective date of the 2008 Plan, other than stock options and stock appreciation rights granted with an exercise price of at least 100% of such stock award’s fair market value on the date of grant, will reduce the number of shares available for issuance under the 2008 Plan by 1.35 shares per share granted pursuant to the stock award.  If a stock award under the 2008 Plan expires or otherwise terminates without being exercised in full, the shares of common stock of the Company not acquired pursuant to the stock award will again become available for issuance under the 2008 Plan.  In addition, shares issued pursuant to a stock award that are forfeited to or repurchased by the Company prior to becoming fully vested and shares that are cancelled pursuant to an exchange or repricing program will become available for the grant of new stock awards under the 2008 Plan.  Shares of common stock that revert to and again become available for issuance under the 2008 Plan and that prior to such reversion were granted pursuant to a stock award that reduced the number of shares available under the 2008 Plan by 1.35 shares per share granted pursuant to such stock award, shall cause the number of shares of common stock of the Company available for issuance under the 2008 Plan to increase by 1.35 shares upon such reversion.

Administration.  The Company’s Board of Directors (the “Board”) has delegated its authority to administer the 2008 Plan to the Compensation Committee.  Subject to the terms of the 2008 Plan, the Board or an authorized committee (the “Plan Administrator”) will determine the recipients, dates of grant, the numbers and type of stock awards to be granted, and the terms and conditions of any stock awards under the 2008 Plan, including the period of their exercisability and vesting.  The Compensation Committee has delegated authority to the Chief Executive Officer to grant certain stock options to newly hired employees of the Company who are not executive officers consistent with the terms of the Company’s Equity Compensation Awards Policy.

Options. Incentive and nonstatutory stock options may be granted pursuant to incentive and nonstatutory stock option grant notices and agreements adopted by the Plan Administrator.  The Plan Administrator determines the terms of each stock option granted under our 2008 Plan, including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term. The exercise price of a stock option granted under the 2008 Plan may not be less than 100% of the fair market value of the stock subject to the option on the date of grant (for an incentive stock option, not less than 110% if the optionee is a 10% holder). The term of an option will not be longer than ten years (although options generally expire prior to such time in connection with a termination of continued service) and may be subject to restrictions on transfer.

Restricted Stock Awards.  Restricted stock awards may be granted pursuant to restricted stock award grant notices and agreements adopted by the Plan Administrator.  Restricted stock awards may be granted in consideration for cash or check, past or future services rendered to the Company or any other form of legal consideration. Shares of common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Plan Administrator, or may be granted with no forfeiture or other vesting restrictions.  Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the Plan Administrator.

Restricted Stock Unit Awards.  Restricted stock unit awards may be granted pursuant to restricted stock unit award grant notices and agreements adopted by the Plan Administrator.  Restricted stock unit awards may be granted in consideration for any form of legal consideration.  A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Plan Administrator, or in any other form of consideration set forth in the restricted stock unit award agreement.  Additionally, dividend equivalents may be credited in respect to shares covered by a restricted stock unit award.  Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights.  Stock appreciation rights may be granted pursuant to stock appreciation rights grant notices and agreements adopted by the Plan Administrator.  The Plan Administrator determines the strike price for a stock appreciation right, which cannot be less than 100% of the fair market value of the common stock of the Company on the date of grant.  Upon the exercise of a stock appreciation right, the Company will pay the participant an amount no greater than the product of (a) the excess of the per share fair market value of the common stock of the Company on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the 2008 Plan will vest at the rate specified by the Plan Administrator.

The Plan Administrator will determine the term of stock appreciation rights granted under the 2008 Plan, up to a maximum of 10 years. If a participant’s service relationship with the Company ceases, then the participant, or the participant’s beneficiary, may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date such service relationship ends.  In no event, however, may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards.  The 2008 Plan permits the grant of performance stock awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. To assure that the compensation attributable to one or more performance stock awards will so qualify, the Plan Administrator can structure one or more such awards so that stock will be issued or paid pursuant to such award only upon the achievement of certain pre-established performance goals during a designated performance period.  The maximum benefit to be received by a participant in any calendar year attributable to performance stock awards may not exceed 2,500,000 shares of common stock of the Company.

Other Awards.  The Plan Administrator may grant other stock awards based in whole or in part by reference to common stock of the Company.  The Plan Administrator will set the number of shares under the award and all other terms and conditions of such awards.

Changes to Capital Structure.   In the event that there is a specified type of change in the capital structure of the Company, such as a stock split, appropriate adjustments will be made to (a) the number of shares reserved under the 2008 Plan, (b) the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2008 Plan, (c) the maximum number of appreciation-only stock awards and performance stock awards that can be granted in a calendar year and (d) the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards.

Corporate Transactions. In the event of certain significant corporate transactions, the Plan Administrator has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2008 Plan: (a) arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company); (b) arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company); (c) accelerate the vesting and exercisability of a stock award followed by the termination of the stock award; (d) arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award; (e) cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for appropriate cash consideration; and (f) arrange for the surrender of a stock award in exchange for a payment equal to the excess of (1) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (2) any exercise price payable by such holder in connection with such exercise.  Note that the Plan Administrator need not take the same action with respect to all stock awards or with respect to all participants.

Changes of Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control.  For options, the form of option agreement adopted by the Board under the 2008 Plan (a copy of which is included in Exhibit 10.2 hereto and incorporated herein by reference) provides that in the event a plan participant’s service relationship with the Company or a successor entity is terminated without cause, within 12 months following, or one month prior to, the effective date of a specified change in control transaction, the vesting and exercisability of the option will accelerate in full.  For restricted stock, the form of restricted stock agreement adopted by the Board under the 2008 Plan (a copy of which is included in Exhibit 10.3 hereto and incorporated herein by reference) provides that in the event a plan participant’s service relationship with the Company or a successor entity is terminated without cause, within 12 months following, or one month prior to, the effective date of a specified change in control transaction, the vesting of the restricted stock will accelerate in full.

Duration, Termination. The 2008 Plan is scheduled to terminate on April 24, 2018. The Board may suspend or terminate the 2008 Plan at any time. No awards may be granted under the 2008 Plan while the 2008 Plan is suspended or after it is terminated. The Board may also amend the 2008 Plan at anytime. However, if legal, regulatory or listing requirements require stockholder approval, the amendment will not go into effect until the stockholders have approved the amendment.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

10.1(1)	Allos Therapeutics, Inc. 2008 Equity Incentive Plan.

10.2(2)	Form of Option Agreement under the 2008 Equity Incentive Plan.

10.3(3)	Form of Restricted Stock Award Agreement under the 2008 Equity Incentive Plan

(1)  Incorporated by reference to Exhibit 99.1 filed with our Registration Statement on Form S-8 filed on June 24, 2008.

(2)  Incorporated by reference to Exhibit 99.2 filed with our Registration Statement on Form S-8 filed on June 24, 2008.

(3)  Incorporated by reference to Exhibit 99.3 filed with our Registration Statement on Form S-8 filed on June 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    June 26, 2008

ALLOS THERAPEUTICS, INC.

By:	/s/ Marc H. Graboyes
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary